Exhibit 99.1

Bright Mountain Media Reports Record Third Quarter 2020 Financial Results

Company Continues to Successfully Execute on Rollup Strategy

Boca Raton, FL – November 25, 2020 — Bright Mountain Media, Inc. (OTCQB: BMTM), an end-to-end digital media and advertising services platform, has provided its financial results for the third quarter ended September 30, 2020.

Management Commentary

“The third quarter of 2020 was highlighted by our continued revenue growth - a testament to the successful execution of our rollup strategy - with the goal of creating an industry leading digital media and advertising services platform,” said Kip Speyer, Chairman and Chief Executive Officer of Bright Mountain Media. “We continue to integrate Wild Sky Media post-acquisition and have been satisfied with the immense contributions their team has made to the broader organization thus far, expanding our reach into exciting new demographics through a diverse website portfolio.

“We are also exploring further potential acquisitions in what is shaping up to be a buyers market. Bright Mountain maintains a robust pipeline of potential acquisition candidates, though we will remain highly selective to ensure any target is accretive, reasonably valued and complementary to our core business.

“2020 has been a year of growth for Bright Mountain Media and I look forward to what 2021 holds. With a robust acquisition pipeline, a growing core business and a potential uplisting on the horizon – we are well positioned to create sustainable value for our shareholders over the long-term,” concluded Speyer.

Third Quarter 2020 Financial Summary

●	Total revenue for the third quarter of 2020 grew 132% to $4.9 million, compared to revenue of $2.1 million in the same year-ago quarter. The increase in revenue was largely due to the acquisition of Wild Sky Media, in spite of the negative influence of COVID-19 on the digital advertising market.

●	Selling, general and administrative expenses for the third quarter of 2020 were $5.5 million, compared to $2.7 million in the same year-ago quarter. The increase in selling, general and administrative expenses was due to the acquisitions of MediaHouse and Wild Sky which are not reflected in the prior period expenses

●	Net loss for the third quarter of 2020 was $56.6 million, compared to a net loss of $2.0 million in the same year-ago quarter. The increase in net loss was primarily non-cash, related to the impairment of goodwill from previous acquisitions.

●	Cash, cash equivalents and short-term deposits increased to $1.1 million as of September 30, 2020, compared with $1.0 million as of December 31, 2019.

●	Cash used in operations for the second quarter of 2020 was $2.1 million, compared with cash used in operations of $0.4 million in the same year-ago quarter.

About Bright Mountain Media

Bright Mountain Media, Inc. (OTCQB: BMTM) is an end-to-end digital media and advertising services platform, efficiently connecting brands with targeted consumer demographics. Through the removal of middlemen in the advertising services process, Bright Mountain Media efficiently connects brands with targeted consumer demographics while maximizing revenue to publishers. Bright Mountain Media’s assets include Bright Mountain, LLC, MediaHouse (f/k/a NDN), Oceanside (f/k/a S&W Media), and Wild Sky Media including 24 owned and/or managed websites and 15 CTV apps. For more information, please visit www.brightmountainmedia.com.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes,” and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to successfully integrate acquisitions., and the realization of any expected benefits from such acquisitions You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on May 14, 2020 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Contact:

Greg Falesnik or Luke Zimmerman

MZ Group - MZ North America

949-259-4987

BMTM@mzgroup.us

www.mzgroup.us

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,050,370	$957,013
Accounts receivable, net	5,409,605	3,997,475
Note receivable, net	13,646	63,812
Prepaid expenses and other current assets	702,054	752,975
Current assets - discontinued operations	-	1,705

Total Current Assets	7,175,675	5,772,980

Property and equipment, net	119,912	30,666
Website acquisition assets, net	12,789	48,928
Intangible assets, net	12,052,337	19,610,801
Goodwill	22,150,047	53,646,856
Prepaid services/consulting agreements - long term	620,000	913,182
Right of use asset	243,549	397,912
Other assets	396,969	35,823
Total Assets	$42,771,278	$80,457,148

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$7,605,873	$8,358,442
Accrued expenses	1,933,476	3,228,328
Accrued interest to related party	12,720	6,629
Premium finance loan payable	16,671	179,844
Deferred revenues	65,512	6,651
Long term debt, current portion	1,135,000	165,163
Operating lease liability, current portion	221,763	211,744
Current liabilities - discontinued operations	-	591
Total Current Liabilities	10,991,015	12,157,392

Long term debt to related parties, net	36,199	25,689
Long term debt	18,588,440	-
Deferred tax liability	283,213	581,440
Operating lease liability, net of current portion	21,915	198,232
Total Liabilities	29,920,782	12,962,753
Commitments and Contingencies
Shareholders’ Equity
Convertible preferred stock, par value $0.01, 20,000,000 shares authorized,
Series A-1, 2,000,000 shares designated, 1,200,000 and 1,200,000 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	12,000	12,000
Series B-1, 6,000,000 shares designated, 0 and 0 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	-	-
Series E, 2,500,000 shares designated, issued and outstanding at September 30, 2020 and December 31, 2019, respectively	25,000	25,000
Series F, 4,344,017 shares designated, issued and outstanding at September 30, 2020 and December 31, 2019, respectively	43,440	43,440
Common stock, par value $0.01, 324,000,000 shares authorized, 114,564,060 and 100,244,312 issued and 114,013,943 and 78,063,531 outstanding at September 30, 2020 and December 31, 2019, respectively	1,145,642	1,002,444
Additional paid-in capital	96,360,804	86,856,500
Accumulated deficit	(83,581,144)	(20,444,989)
Treasury Stock at cost 550,117 shares at September 30, 2020	(1,155,246)	-
Total shareholders’ equity	12,850,496	67,494,395
Total Liabilities and Shareholders’ Equity	$42,771,278	$80,457,148

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019

Revenues
Advertising	$4,894,486	$2,113,276	$9,438,612	$3,915,326

Cost of revenue
Advertising	2,085,060	1,432,922	5,005,646	2,874,076
Gross profit	2,809,426	680,354	4,432,966	1,041,250

Selling, general and administrative expenses	5,493,343	2,734,203	13,860,462	4,452,490

Loss from operations	(2,683,917)	(2,053,849)	(9,427,496)	(3,411,240)

Other income (expense)
Interest (expense) income, net	(251,779)	16,234	(323,047)	37,281
Gain on settlement	935,408	-	935,408	122,500
Impairment of assets	(53,996,544)	-	(53,996,544)	-
Settlement of contingent consideration	(750,000)	-	(750,000)	-
Other income (expense)	-	(6,993)	(215)	(7,902)
Interest expense - related party	(2,045)	(5,574)	(6,091)	(17,289)
Total other (expense) income	(54,064,960)	3,667	(54,140,489)	134,590

Net loss from continuing operations	(56,748,877)	(2,050,182)	(63,567,985)	(3,276,650)

Income (loss) from discontinued operations	-	13,649	-	(174,021)

Net loss before tax	(56,748,877)	(2,036,533)	(63,567,985)	(3,450,671)

Income tax benefit	177,089	-	431,830	-

Net Loss	(56,571,788)	(2,036,533)	(63,136,155)	(3,450,671)

Preferred stock dividends
Series A, Series E, and Series F preferred stock	(180,122)	(52,682)	(447,369)	(201,484)

Net loss attributable to common shareholders	$(56,751,910)	$(2,089,215)	$(63,583,524)	$(3,652,155)

Basic and diluted net loss for continuing operations per share	$(0.51)	$(0.03)	$(0.59)	$(0.05)
Basic and diluted net income (loss) for discontinued operations per share	$0.00	$0.00	$0.00	$(0.00)
Basic and diluted net loss per share	$(0.51)	$(0.03)	$(0.59)	$(0.05)
Weighted average shares outstanding - basic and diluted	110,995,809	64,267,465	108,099,730	66,485,230

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

September 30, 2020

(Unaudited)

	For the Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(63,136,155)	$(3,450,671)
Add back: loss attributable to discontinued operations	-	174,021
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	29,616	5,613
Amortization of debt discount	10,510	10,472
Amortization	3,289,330	120,668
Impairment of tradename	-	20,800
Impairment of goodwill	42,444,971	-
Impairment of intangibles	11,551,573	-
Gain on settlement	(935,408)	(122,500)
Stock option compensation expense	129,105	29,074
Stock issued for services rendered	92,218	32,250
Non-cash finance fee	275,000	-
Non-cash settlement of contingent consideration	750,000	-
Change in deferred taxes	(431,830)	-
Provision for bad debt	287,068	29,338
Changes in operating assets and liabilities:
Accounts receivable	1,193,666	(808,812)
Prepaid expenses and other current assets	536,920	482,979
Prepaid services/consulting agreements	293,182	-
Other assets	263,836	(17,369)
Right of use asset and lease liability	(11,935)	-
Accounts payable	(1,674,722)	1,078,205
Accrued expenses	53,950	1,070,498
Accrued interest – related party	6,091	3,213
Deferred revenues	25,528	(4,163)
Net cash (used in) continuing operations for operating activities	(4,957,486)	(1,346,384)
Net cash (used in) discontinued operations	-	(155,739)
Net cash (used in) operating activities	(4,957,486)	(1,502,123)

Cash flows from investing activities:
Purchase of property and equipment	(4,055)	(8,746)
Cash received in acquisition	-	603,744
Principal collected on notes receivable	-	77,500
Notes receivable funded	-	(1,156,887)
Cash acquired from Wild Sky	1,357,669	-
Cash paid for website acquisition	-	(8,000)
Net cash provided by (used in) investing activities	1,353,614	(492,389)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	3,586,148	1,651,410
Payments of premium finance loan payable	(163,173)	(89,154)
Dividend payments	(235,129)	(201,847)
Principal payments received for notes receivable	44,583	-
Proceeds from issuance of preferred stock	-	250,000
Principal payment on notes payable	464,800	(64,681)
Net cash provided by financing activities	3,697,229	1,545,728

Impact on foreign exchange rates on cash	-	9,818
Net increase (decrease) in cash and cash equivalents including cash and cash equivalents classified within assets related to continuing operations	93,357	(438,966)
Net (decrease) in cash related to discontinued operations	-	(15,971)
Net increase (decrease) in cash and cash equivalents	93,357	(454,937)
Cash and cash equivalents at the beginning of period	957,013	1,042,457
Cash and cash equivalents at end of period	$1,050,370	$587,520